UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2010

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Main Street
North Canton, Ohio 44720

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code :  (330) 244-2985

2375 Benden Drive Suite C
Wooster, Ohio 44691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

As previously announced, on November 15, 2009, Ohio Legacy Corp (“Legacy”) and its wholly-owned subsidiary, Ohio Legacy Bank, National Association (the “Bank”), entered into a Stock Purchase Agreement (the “Agreement”) with Excel Financial, LLC (“Excel Financial”). Under the terms of the Agreement, Excel Financial agreed to purchase 15.0 million shares of Legacy common stock at a price of $1.00 per share. As a condition to Excel Financial’s purchase of the Legacy shares, Legacy agreed to sell a minimum of 1.5 million shares of its common stock to investors other than Excel Financial in a private offering, and to use its best efforts to sell an additional 1.0 million shares of its common stock in the same private offering, all at a purchase price of $1.00 per share.

Effective as of 11:59 p.m. on Friday, February 19, 2010, Legacy closed (i) the sale of 15.0 million shares of its common stock, pursuant to the Agreement, to Excel Bancorp, LLC (“Excel Bancorp”), an affiliate of Excel Financial, at a price of $1.00 per share and (ii) the sale of 2.5 million shares of its common stock to other local investors at a price of $1.00 per share (the “Closing”). The aggregate proceeds from the sales were $17.5 million. Through its purchase of 15.0 million shares of Legacy common stock, Excel Bancorp, which did not own any Legacy securities before the Closing, acquired approximately 76 percent of the total outstanding shares of Legacy common stock. Excel Bancorp funded its purchase of the shares of Legacy common stock through working capital.

The shares of Legacy common stock sold in this offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The shares of Legacy common stock sold in this offering may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares of Legacy common stock contain a legend stating the same.

Item 5.01.	Change in Control of the Registrant.

The information set forth under Item 3.02 and Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Closing:

•
D. William Allen, Scott J. Fitzpatrick, D. Michael Kramer, Gregory A. Long, Daniel H. Plumly, Thomas W. Schervish and Melvin Yoder resigned from both the Board of Directors of Legacy (the “Legacy Board”) and the Board of Directors of the Bank (the “Bank Board”);

•	D. Michael Kramer resigned from his positions as President and Chief Executive Officer of both Legacy and the Bank;

•	Vanessa M. Richards resigned from her positions as Senior Vice President and Chief Financial Officer of both Legacy and the Bank; and

•	Gregory A. Spradlin resigned from his position as Senior Vice President – Chief Credit Officer of both Legacy and the Bank.

The foregoing resignations were a condition to the consummation of the Closing, and were not due to any disagreement with either Legacy or the Bank.

Effective immediately after the resignations of these directors and officers, the Legacy Board appointed:

•	Louis Altman and Bruce A. Cassidy, Sr. as Class I Directors on the Legacy Board for the remainder of the term of the Class I Directors, which expires in 2011; and

•	Rick L. Hull, Denise M. Penz and Wilbur R. Roat as Class II Directors on the Legacy Board for the remainder of the term of the Class II Directors, which expires in 2010.

In addition, Legacy, as the sole shareholder of the Bank, elected Louis Altman, Bruce A. Cassidy, Sr., Rick L. Hull, Denise M. Penz and Wilbur R. Roat to the Bank Board.

The Legacy Board appointed Mr. Roat as its Chairman of the Legacy Board and Legacy, as the sole shareholder of the Bank, appointed Mr. Roat as the Chairman of the Bank Board, each effective as of 12:01 a.m. on February 20, 2010. Prior to the Closing, Mr. Roat had been providing services to Excel Financial and Excel Bancorp at no charge with the understanding that, in the event Excel Financial or Excel Bancorp acquired a financial institution, he would be elected as Chairman of the Board of the acquired institution.

Messrs. Altman, Cassidy and Roat will serve on the Executive Committee, Compensation Committee and Corporate Governance and Nominating Committee. Messrs. Altman and Roat will also serve on the Audit Committee.  In addition, J. Edward Diamond, an existing director, will serve on the Executive, Compensation and Corporate Governance and Nominating Committees, and Robert F. Belden, an existing director, will serve on the Audit Committee.

Mr. Roat, in his capacity as Chairman of the Legacy Board, will receive a $5,000 annual retainer and the Chairman of the Audit Committee of the Legacy Board will receive a $2,500 annual retainer. Each member of the Legacy Board will receive $500 for each Legacy Board meeting attended. Each member of the Audit Committee will receive $250 for each Audit Committee meeting attended.

Mr. Cassidy is the sole member of an entity that owns 32% of the outstanding membership interests in Excel Bancorp, which causes Mr. Cassidy to have, for purposes of Item 404(a) of Regulation S-K, an indirect interest with a value of $4,800,000 in Excel Bancorp’s purchase of 15.0 million shares of Legacy common stock.

Effective as of 12:01 a.m. on February 20, 2010, the Legacy Board elected the following persons to serve as officers of Legacy in the following capacities:

•
Rick L. Hull (age 57) as President and Chief Executive Officer. From August 2009 until his election as President and Chief Executive Officer of Legacy, Mr. Hull served as a consultant for Excel Financial and Excel Bancorp and assisted them in evaluating opportunities to directly or indirectly acquire a financial institution. From January 2006 to August 2009, Mr. Hull served as the President of the Akron/Canton Region of Huntington National Bank (formerly Sky Bank). From January 1999 to December 2005, Mr. Hull served as the President of the Ohio Valley Region of Sky Bank. Mr. Hull has over 27 years of experience in the commercial banking industry, including experience in an executive management capacity.

•
Denise M. Penz (age 41) as Executive Vice President and Chief Operating Officer. From July 2008 until her election as Executive Vice President and Chief Operating Officer of Legacy, Ms. Penz served as a consultant for Excel Financial and Excel Bancorp and assisted them in evaluating opportunities to directly or indirectly acquire a financial institution. From September 2000 to July 2008, Ms. Penz served as the Senior Vice President, Manager of Trust and Investment Services for the Ohio Valley Region of Huntington National Bank (formerly Belmont National Bank and Sky Bank). Ms. Penz has more than 12 years of experience in the trust services industry.

•
Jane Marsh (age 48) as Secretary, Treasurer, Chief Financial Officer and Senior Vice President. From December 2009 until her election as Secretary, Treasurer, Chief Financial Officer and Senior Vice President of Legacy, Ms. Marsh served as a consultant for Excel Financial and Excel Bancorp and assisted them in evaluating opportunities to directly or indirectly acquire a financial institution. From August 2005 until December 2009, Ms. Marsh served as the Controller of Health Care Management Services, Inc., a private company that operates residential treatment and outpatient healthcare facilities. From 2003 until June 2005, Ms. Marsh served as the Chief Financial Officer of Belmont Bancorp and Belmont National Bank. Ms. Marsh is a certified public accountant and has over 26 years of experience in accounting and bank services, including extensive experience in corporate strategic direction, finance and accounting.

Each of the foregoing individuals was also elected by the Bank Board to serve in the corresponding position at the Bank.

Prior to the Closing, each of these newly-elected officers had been providing services to Excel Financial and Excel Bancorp with the understanding that, in the event Excel Financial or Excel Bancorp acquired a financial institution, they would each be elected as officers and, in the case of Mr. Hull and Ms. Penz, directors, of the acquired financial institution.

Legacy will pay Ms. Marsh a base salary of $145,000 per year and Ms. Marsh also received a bonus payment of $5,000. Ms. Marsh will also be eligible to participate in all benefit plans, programs and arrangements generally made available to executive officers of Legacy. The compensation arrangements for Mr. Hull and Ms. Penz have not been determined as of the filing of this Current Report on Form 8-K and will be provided in an amendment to this Form 8-K upon their determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2010

OHIO LEGACY CORP

By:	/s/ Rick L. Hull
Rick L. Hull President and Chief Executive Officer